Exhibit 99.1
NASDAQ: WASH
Contact: Elizabeth B. Eckel
Senior Vice President, Marketing
Telephone: (401) 348-1309
E-mail: ebeckel@washtrust.com
Date: January 25, 2012
FOR IMMEDIATE RELEASE

Washington Trust Announces Record Net Income for Fourth Quarter and Full Year 2011

Westerly, Rhode Island…Washington Trust Bancorp, Inc. (NASDAQ Global Select; symbol: WASH), parent company of The Washington Trust Company, today announced fourth quarter 2011 net income of $7.8 million compared to third quarter 2011 net income of $7.6 million and fourth quarter 2010 net income of $7.2 million. On a diluted earnings per share basis, Washington Trust reported earnings of 47 cents for the fourth quarter of 2011, compared to 46 cents for the previous quarter and up by 7% from the 44 cents reported for the fourth quarter of 2010. Fourth quarter 2011 earnings includes a reduction of 3 cents per diluted share related to certain transactions described below.

For the year ended December 31, 2011, net income totaled $29.7 million, or $1.82 per diluted share, compared to $24.1 million, or $1.49 per diluted share, for 2010. On a diluted earnings per share basis, 2011 earnings were up by 22% over 2010. The returns on average equity and average assets for 2011 were 10.61% and 1.02%, respectively, compared to 9.09% and 0.82%, respectively, for 2010.

“Washington Trust had a strong fourth quarter performance, contributing to record net income for the fourth quarter and for the year 2011,” stated Joseph J. MarcAurele, Washington Trust Chairman, President and CEO. “We surpassed $3 billion in assets for the first time in the Corporation’s 211-year history, and saw growth along all business lines. Washington Trust’s continued profitability in these challenging times is a testament to our Corporation’s solid foundation and reputation.”

Selected financial highlights for the fourth quarter included:

•	Total loans increased by $59 million, or 3%, during the fourth quarter of 2011, led by growth in the commercial loan portfolio.

•	Total deposits increased by $40 million, or 2%, from the end of the third quarter, reflecting growth in lower cost deposits.

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Washington Trust
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•	Net interest income for the fourth quarter of 2011 was up by 2% from the previous quarter end and by 9% from the fourth quarter of 2010.

•
Due to continued strong mortgage refinancing and sales activity, mortgage banking revenues totaled $2.9 million for the fourth quarter, up from $1.1 million for the third quarter of 2011 and $2.2 million from the fourth quarter of 2010.

•	The provision for loan losses was $1.0 million in the fourth quarter of 2011, unchanged from the previous quarter and down by $500 thousand from the fourth quarter of 2010.

•
In December 2011, Washington Trust made a contribution of appreciated equity securities to its charitable foundation. The cost of this contribution was $990 thousand and was included in noninterest expenses. This contribution also resulted in a realized gain of $331 thousand on the disposition of the equity security. The combined effect of this transaction was a net after-tax charge to earnings of $305 thousand, or 2 cents per diluted share.

•
A modest balance sheet management transaction was conducted in December 2011 that included the sale of $4.0 million in mortgage-backed securities and prepayment of $4.0 million Federal Home Loan Bank of Boston (“FHLBB”) advances. The transaction resulted in net realized gains on securities of $142 thousand and $473 thousand of debt prepayment penalty expense. The combined effect of this transaction was a net after-tax charge to earnings of $213 thousand, or 1 cent per diluted share.

•	Nonperforming assets amounted to $24.8 million, or 0.81% of total assets, at December 31, 2011, compared to $24.6 million, or 0.83% of total assets, at September 30, 2011.

Net Interest Income
Net interest income of $22.0 million for the fourth quarter of 2011 increased by 2% on a linked quarter basis and by 9% from the fourth quarter a year ago due to the continued reduction in cost of funds, primarily FHLBB advances and time deposits. Net interest margin for the fourth quarter of 2011 was 3.22%, level with the third quarter of 2011 and up from 3.05% for the fourth quarter of 2010.

Noninterest Income
Noninterest income totaled $14.8 million for the fourth quarter of 2011, up by $1.9 million on a linked quarter basis and by $1.4 million from the fourth quarter of 2010, largely due to growth in mortgage banking revenues.

Net gains on loan sales and commissions on loans originated for others increased by $1.9 million and $772 thousand, respectively, compared to the third quarter of 2011 and fourth quarter of 2010. This reflected the high volume of residential mortgage loan refinancing and sales activity during the quarter.

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Washington Trust
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Revenue from wealth management services, our largest source of noninterest income, is largely dependent on the value of wealth management assets under administration and is closely tied to the performance of the financial markets. Wealth management revenues for the fourth quarter of 2011 totaled $6.9 million, up by $134 thousand, or 2%, on a linked quarter basis and by $87 thousand, or 1%, over the fourth quarter of 2010. Wealth management assets under administration totaled $3.9 billion at December 31, 2011, up by $171 million, or 5%, from September 30, 2011.

Noninterest Expenses
Noninterest expenses totaled $24.8 million for the fourth quarter of 2011, up by $2.2 million and $3.0 million, respectively, from the third quarter of 2011 and fourth quarter of 2010. As described previously, during the fourth quarter of 2011, the Corporation made a $990 thousand contribution to its charitable foundation and also incurred a $473 thousand debt prepayment penalty. Fourth quarter 2010 noninterest expense also included a charitable foundation contribution of $350 thousand.

Excluding the impact of the charitable contributions and debt prepayment penalty, the linked quarter and year over year quarter increase in noninterest expenses was primarily due to an increase in salaries and employee benefits,which were up by $1.0 million, or 8%, on a linked quarter basis and $1.8 million, or 15%, compared to the fourth quarter of 2010. This increase reflected higher staffing levels in mortgage banking, other selected staffing additions and higher amounts of commissions paid to mortgage originators.

Income tax expense amounted to $3.3 million for the fourth quarter of 2011, essentially unchanged from the third quarter of 2011 and up from $3.2 million for the fourth quarter in 2010. The effective tax rate was 29.7% for the fourth quarter, compared to 30.5% for the previous quarter and 30.4% for the fourth quarter of 2010. Based on the current status of federal and applicable state income tax statutes, the Corporation currently expects the 2012 effective tax rate to be approximately 31.1%.

Asset Quality
Nonperforming assets (nonaccrual loans, nonaccrual investment securities and property acquired through foreclosure or repossession) remain at a level which we believe to be manageable, amounting to $24.8 million, or 0.81% of total assets, at December 31, 2011, compared to $24.6 million, or 0.83% of total assets, at September 30, 2011 and $23.0 million, or 0.79% of total assets, at December 31, 2010.

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Washington Trust
Page Four, January 25, 2012

At December 31, 2011, total past due loans amounted to $26.3 million, or 1.22% of total loans, up by $4.3 million from the third quarter of 2011, reflecting net increases of $2.7 million in past due commercial loans and $1.6 million in past due residential real estate loans. Included in the change in commercial loans was one loan totaling $1.7 million.

At December 31, 2011, loans classified as troubled debt restructurings totaled $19.6 million, up by $4.1 million from the balance at September 30, 2011, primarily reflecting the restructuring and pay down of an accruing commercial loan relationship from $9.7 million to $4.7 million, secured by real estate and marketable securities.

The loan loss provision charged to earnings amounted to $1.0 million for the fourth quarter of 2011, level with the third quarter of 2011 and down by $500 thousand from the fourth quarter of 2010. Net charge-offs amounted to $839 thousand in the fourth quarter of 2011, compared to net charge-offs of $712 thousand in the third quarter of 2011 and $1.1 million in the fourth quarter of 2010.

Loans
Total loans increased by $59 million, or 3%, in the fourth quarter of 2011 due to strong growth in the commercial portfolio, which increased by $54 million. For the year, total loans were up by $152 million, or 8%, with an increase of $98 million in the commercial loan portfolio and $55 million in the residential real estate portfolio.

Investment Securities
The investment securities portfolio amounted to $593 million at December 31, 2011, up by $12 million from the balance at September 30, 2011 and essentially unchanged from the balance at December 31, 2010.

Deposits and Borrowings
Deposits totaled $2.1 billion at December 31, 2011, up by $40 million, or 2%, from the balance at September 30, 2011. This primarily reflects increases in money market, demand and NOW accounts, offset, in part, by declines in time deposits. Total deposits have increased by $90 million, or 4%, from the balance at December 31, 2010, including a $111 million, or 49%, increase in demand deposits.

FHLBB advances totaled $540 million at December 31, 2011, up by $46 million from September 30, 2011 and $42 million from December 31, 2010.

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Washington Trust
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Capital Management
Capital levels remain above the regulatory minimums to be considered well capitalized, with total risk-based capital ratio of 12.86% at December 31, 2011, compared to 12.79% at December 31, 2010.

Total shareholder's equity amounted to $281 million at December 31, 2011, down by $4 million from September 30, 2011 and up by $12 million from the balance at December 31, 2010. A charge of $7.0 million to the accumulated other comprehensive income component of shareholders' equity was recorded at December 31, 2011, associated with the periodic remeasurement of the value of defined benefit pension liabilities. This charge was largely due to a decline in the discount rates used to measure the present value of pension liabilities as a result of a reduction in market rates of interest.

Expansion Plans
Washington Trust plans to open a new mortgage production office in Warwick, Rhode Island in the first quarter of 2012.

Dividends Declared
The Board of Directors declared a quarterly dividend of 22 cents per share for the quarter ended December 31, 2011. The dividend was paid on January13, 2012 to shareholders of record on January 3, 2012.

Conference Call
Washington Trust will host a conference call on Thursday, January 26, 2012 at 8:30 a.m. Eastern Time to discuss fourth quarter results. This call is being webcast and can be accessed through the Investor Relations section of the Washington Trust web site, www.washtrust.com. Individuals may dial in to the call at 1-877-317-6789. The international dial-in number is 1-412-317-6789. A replay of the call will be posted in this same location on the web site shortly after the conclusion of the call. To listen to a replay of the conference call, dial 1-877-344-7529. For international access, dial 1-412-317-0088. The Conference Number for replay is 10008545. The replay will be available until 9:00 a.m. on February 8, 2012.

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Washington Trust
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Background
Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company, a Rhode Island state-chartered bank founded in 1800. Washington Trust offers personal banking, business banking and wealth management services through its offices in Rhode Island, Massachusetts and Connecticut. Washington Trust Bancorp, Inc.'s common stock trades on the NASDAQ Global Select Market under the symbol “WASH.” Investor information is available on the Corporation's web site: www.washtrust.com.

Forward-Looking Statements
This press release contains certain statements that are “forward-looking statements”. We may also make written or oral forward-looking statements in other documents we file with the SEC, in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward-looking statements by the use of the words “believe”, “expect”, “anticipate”, “intend”, “estimate”, “assume”, “outlook”, “will”, “should”, and other expressions that predict or indicate future events and trends and which do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of Washington Trust. These risks, uncertainties and other factors may cause the actual results, performance or achievements of Washington Trust to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following, changes in general national, regional or international economic conditions or conditions affecting the banking or financial services industries or financial capital markets, volatility and disruption in national and international financial markets, government intervention in the U.S. financial system, reductions in net interest income resulting from interest rate volatility as well as changes in the balance and mix of loans and deposits, reductions in the market value of wealth management assets under administration, changes in the value of securities and other assets, reductions in loan demand, changes in loan collectibility, default and charge-off rates, changes in the size and nature of Washington Trust's competition, changes in legislation or regulation and accounting principles, policies and guidelines such as the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and changes in the assumptions used in making such forward-looking statements. In addition, the factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as filed with the Securities and Exchange Commission and as updated by our Quarterly Reports on Form 10-Q, may result in these differences. You should carefully review all of these factors, and you should be aware that there may be other factors that could cause these differences. These forward-looking statements were based on information, plans and estimates at the date of this press release, and Washington Trust assumes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Supplemental Information - Explanation of Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. Washington Trust's management believes that the supplemental non-GAAP information, which consists of measurements and ratios based on tangible equity and tangible assets, is utilized by regulators and market analysts to evaluate a company's financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS (unaudited)

(Dollars in thousands, except par value)	Dec 31, 2011	Dec 31, 2010
Assets:
Cash and due from banks	$82,238	$85,971
Other short-term investments	4,782	6,765
Mortgage loans held for sale; amortized cost $19,624 in 2011	20,340	13,894
Securities:
Available for sale, at fair value; amortized cost $524,036 in 2011 and $578,897 in 2010	541,253	594,100
Held to maturity, at cost; fair value $52,499 in 2011	52,139	—
Total Securities	593,392	594,100
Federal Home Loan Bank stock, at cost	42,008	42,008
Loans:
Commercial and other	1,124,628	1,027,065
Residential real estate	700,414	645,020
Consumer	322,117	323,553
Total loans	2,147,159	1,995,638
Less allowance for loan losses	29,802	28,583
Net loans	2,117,357	1,967,055
Premises and equipment, net	26,028	26,069
Investment in bank-owned life insurance	53,783	51,844
Goodwill	58,114	58,114
Identifiable intangible assets, net	6,901	7,852
Other assets	59,155	55,853
Total assets	$3,064,098	$2,909,525
Liabilities:
Deposits:
Demand deposits	$339,809	$228,437
NOW accounts	257,031	241,974
Money market accounts	406,777	396,455
Savings accounts	243,904	220,888
Time deposits	878,794	948,576
Total deposits	2,126,315	2,036,330
Federal Home Loan Bank advances	540,450	498,722
Junior subordinated debentures	32,991	32,991
Other borrowings	19,758	23,359
Other liabilities	63,233	49,259
Total liabilities	2,782,747	2,640,661
Shareholders’ Equity:
Common stock of $.0625 par value; authorized 30,000,000 shares; issue 16,292,471 shares in 2011 and 16,171,618 shares in 2010	1,018	1,011
Paid-in capital	88,030	84,889
Retained earnings	194,198	178,939
Accumulated other comprehensive (loss) income	(1,895)	4,025
Total shareholders’ equity	281,351	268,864
Total liabilities and shareholders’ equity	$3,064,098	$2,909,525

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME (unaudited)

	(Dollars and shares in thousands, except per share amounts)	Three Months		Twelve Months
	Periods ended December 31,	2011	2010	2011	2010
	Interest income:
	Interest and fees on loans	$25,284	$24,846	$99,319	$98,070
	Interest on securities:
	Taxable	4,422	4,709	18,704	21,824
	Nontaxable	729	769	3,002	3,077
	Dividends on corporate stock and Federal Home Loan Bank stock	55	34	252	198
	Other interest income	17	26	69	85
	Total interest income	30,507	30,384	121,346	123,254
	Interest expense:
	Deposits	3,652	4,465	15,692	20,312
	Federal Home Loan Bank advances	4,202	4,993	18,158	22,786
	Junior subordinated debentures	393	428	1,568	1,989
	Other interest expense	245	245	973	976
	Total interest expense	8,492	10,131	36,391	46,063
	Net interest income	22,015	20,253	84,955	77,191
	Provision for loan losses	1,000	1,500	4,700	6,000
	Net interest income after provision for loan losses	21,015	18,753	80,255	71,191
	Noninterest income:
	Wealth management services:
	Trust and investment advisory fees	5,487	5,448	22,532	20,670
	Mutual fund fees	994	1,124	4,287	4,423
	Financial planning, commissions and other service fees	444	266	1,487	1,299
	Wealth management services	6,925	6,838	28,306	26,392
	Service charges on deposit accounts	793	921	3,455	3,587
	Merchant processing fees	2,056	2,094	9,905	9,156
	Card interchange fees	584	592	2,249	1,975
	Income from bank-owned life insurance	493	488	1,939	1,887
	Net gains on loan sales and commissions on loans originated for others	2,935	2,163	5,074	4,052
	Net realized gains (losses) on securities	501	(8)	698	729
	Net gains (losses) on interest rate swap contracts	12	77	6	(36)
	Equity in gains (losses) of unconsolidated subsidiaries	220	(140)	(213)	(337)
	Other income	307	383	1,536	1,485
	Noninterest income, excluding other-than-temporary impairment losses	14,826	13,408	52,955	48,890
	Total other-than-temporary impairment losses on securities	—	—	(54)	(245)
	Portion of loss recognized in other comprehensive income (before taxes)	—	—	(137)	(172)
	Net impairment losses recognized in earnings	—	—	(191)	(417)
	Total noninterest income	14,826	13,408	52,764	48,473
	Noninterest expense:
	Salaries and employee benefits	13,957	12,135	51,095	47,429
	Net occupancy	1,376	1,188	5,295	4,851
	Equipment	1,133	1,051	4,344	4,099
	Merchant processing costs	1,765	1,802	8,560	7,822
	Outsourced services	920	840	3,530	3,304
	FDIC deposit insurance costs	429	724	2,043	3,163
	Legal, audit and professional fees	538	449	1,927	1,813
	Advertising and promotion	478	383	1,819	1,633
	Amortization of intangibles	246	237	951	1,091
	Foreclosed property costs	329	515	878	841
	Debt prepayment penalties	473	—	694	752
	Other expenses	3,130	2,472	9,237	8,513
	Total noninterest expense	24,774	21,796	90,373	85,311
	Income before income taxes	11,067	10,365	42,646	34,353
	Income tax expense	3,290	3,154	12,922	10,302
	Net income	$7,777	$7,211	$29,724	$24,051

	Weighted average common shares outstanding - basic	16,288.1	16,160.6	16,254.0	16,113.9
	Weighted average common shares outstanding - diluted	16,326.5	16,182.7	16,283.9	16,122.5
Per share information:	Basic earnings per common share	$0.48	$0.44	$1.82	$1.49
	Diluted earnings per common share	$0.47	$0.44	$1.82	$1.49
	Cash dividends declared per share	$0.22	$0.21	$0.88	$0.84

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

	At or for the Quarters Ended
(Dollars and shares in thousands, except per share amounts)	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010
Financial Data:
Total assets	$3,064,098	$2,969,613	$2,936,306	$2,892,272	$2,909,525
Total loans	2,147,159	2,087,759	2,057,152	2,029,637	1,995,638
Total securities	593,392	581,543	591,580	576,158	594,100
Total deposits	2,126,315	2,086,150	1,996,043	2,048,846	2,036,330
Total shareholders' equity	281,351	285,494	281,425	273,885	268,864
Net interest income	22,015	21,549	21,064	20,327	20,253
Provision for loan losses	1,000	1,000	1,200	1,500	1,500
Noninterest income, excluding OTTI losses	14,826	13,114	13,285	11,730	13,408
Net OTTI losses recognized in earnings	—	(158)	—	(33)	—
Noninterest expenses	24,774	22,595	22,264	20,740	21,796
Income tax expense	3,290	3,328	3,320	2,984	3,154
Net income	7,777	7,582	7,565	6,800	7,211

Share Data:
Basic earnings per common share	$0.48	$0.46	$0.46	$0.42	$0.44
Diluted earnings per common share	$0.47	$0.46	$0.46	$0.42	$0.44
Dividends declared per share	$0.22	$0.22	$0.22	$0.22	$0.21
Book value per share	$17.27	$17.54	$17.30	$16.87	$16.63
Tangible book value per share - Non-GAAP (1)	$13.28	$13.53	$13.27	$12.82	$12.55
Market value per share	$23.86	$19.78	$22.97	$23.74	$21.88

Shares outstanding at end of period	16,292.5	16,279.5	16,266.5	16,233.6	16,171.6
Weighted average common shares outstanding-basic	16,288.1	16,277.8	16,251.6	16,197.2	16,160.6
Weighted average common shares outstanding-diluted	16,326.5	16,293.7	16,284.3	16,229.8	16,182.7

Key Ratios:
Return on average assets	1.04%	1.03%	1.04%	0.94%	0.99%
Return on average tangible assets - Non-GAAP (1)	1.07%	1.06%	1.07%	0.96%	1.01%
Return on average equity	10.89%	10.67%	10.83%	10.04%	10.70%
Return on average tangible equity - Non-GAAP (1)	14.10%	13.86%	14.16%	13.26%	14.17%

Capital Ratios:
Tier 1 risk-based capital	11.61% (i)	11.73%	11.72%	11.65%	11.53%
Total risk-based capital	12.86% (i)	12.99%	12.98%	12.92%	12.79%
Tier 1 leverage ratio	8.70% (i)	8.69%	8.61%	8.49%	8.25%
Equity to assets	9.18%	9.61%	9.58%	9.47%	9.24%
Tangible equity to tangible assets - Non-GAAP (1)	7.21%	7.58%	7.52%	7.36%	7.14%
(i) - estimated

Wealth Management Assets under
Administration:
Balance at beginning of period	$3,728,837	$4,148,433	$4,119,207	$3,967,207	$3,744,632
Net investment appreciation (depreciation) & income	215,449	(374,961)	1,625	145,563	227,168
Net client cash flows	(36,815)	(44,635)	27,601	6,437	(4,593)
Other (2)	(7,410)	—	—	—	—
Balance at end of period	$3,900,061	$3,728,837	$4,148,433	$4,119,207	$3,967,207

(1)	See the section labeled “Supplemental Information - Non-GAAP Financial Measures” at the end of this document.

(2)
Represents declassifications of largely low-fee paying assets from assets under administration due to a change in the nature of client relationships, regarding the scope and/or frequency of services provided by Washington Trust. The impact of this change on wealth management revenues was minimal.

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

		Twelve Months Ended
	(Dollars and shares in thousands, except per share amounts)	Dec 31, 2011	Dec 31, 2010
	Financial Data:
	Net interest income	$84,955	$77,191
	Provision for loan losses	4,700	6,000
	Noninterest income, excluding OTTI losses	52,955	48,890
	Net OTTI losses recognized in earnings	(191)	(417)
	Noninterest expenses	90,373	85,311
	Income tax expense	12,922	10,302
	Net income	29,724	24,051

	Share Data:
	Basic earnings per common share	$1.82	$1.49
	Diluted earnings per common share	$1.82	$1.49
	Dividends declared per share	$0.88	$0.84

	Weighted average common shares outstanding - basic	16,254.0	16,113.9
	Weighted average common shares outstanding - diluted	16,283.9	16,122.5

	Key Ratios:
	Return on average assets	1.02%	0.82%
	Return on average tangible assets - Non-GAAP (1)	1.04%	0.84%
	Return on average equity	10.61%	9.09%
	Return on average tangible equity - Non-GAAP (1)	13.85%	12.13%

	Asset Quality Data:
	Allowance for Loan Losses:
	Balance at beginning of period	$28,583	$27,400
	Provision charged to earnings	4,700	6,000
	Charge-offs	(3,834)	(5,402)
	Recoveries	353	585
	Balance at end of period	$29,802	$28,583

	Net Loan Charge-Offs:
Commercial:	Mortgages	$953	$1,152
	Construction and development	—	—
	Other	1,374	2,787
Residential:	Mortgages	637	413
	Homeowner construction	—	—
	Consumer	517	465
	Total	$3,481	$4,817

	Net charge-offs to average loans (annualized)	0.17%	0.24%

	Wealth Management Assets Under Administration:
	Balance at beginning of period	$3,967,207	$3,735,646
	Net investment (depreciation) appreciation & income	(12,324)	318,985
	Net client cash flows	(47,412)	18,345
	Other (2)	(7,410)	(105,769)
	Balance at end of period	$3,900,061	$3,967,207

(1)	See the section labeled “Supplemental Information - Non-GAAP Financial Measures” at the end of this document.

(2)
Represents declassifications of largely low-fee paying assets from assets under administration due to a change in the nature of client relationships, regarding the scope and/or frequency of services provided by Washington Trust. The impact of this change on wealth management revenues was minimal.

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

	For the Quarters Ended
	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010
Average Yield / Rate (taxable equivalent basis):
Assets:
Commercial and other loans	5.19%	5.22%	5.23%	5.28%	5.22%
Residential real estate loans, including mortgage loans held for sale	4.46%	4.58%	4.72%	4.79%	4.76%
Consumer loans	3.87%	3.90%	3.91%	3.93%	3.96%
Total loans	4.74%	4.80%	4.86%	4.91%	4.87%
Cash, federal funds sold and other short-term investments	0.19%	0.20%	0.15%	0.22%	0.21%
FHLBB stock	0.30%	0.26%	0.31%	0.31%	—%
Taxable debt securities	3.58%	3.78%	4.01%	3.93%	3.79%
Nontaxable debt securities	5.82%	5.82%	5.88%	5.95%	5.76%
Corporate stocks	5.89%	7.58%	7.50%	8.07%	7.42%
Total securities	3.88%	4.07%	4.28%	4.23%	4.08%
Total interest-earning assets	4.44%	4.53%	4.61%	4.61%	4.54%
Liabilities:
NOW accounts	0.10%	0.10%	0.10%	0.10%	0.12%
Money market accounts	0.24%	0.25%	0.25%	0.33%	0.34%
Savings accounts	0.12%	0.12%	0.12%	0.14%	0.14%
Time deposits	1.45%	1.48%	1.57%	1.61%	1.65%
FHLBB advances	3.44%	3.49%	3.80%	4.04%	4.13%
Junior subordinated debentures	4.73%	4.73%	4.77%	4.79%	5.15%
Other	4.59%	4.50%	4.48%	4.23%	4.43%
Total interest-bearing liabilities	1.45%	1.53%	1.61%	1.67%	1.70%

Interest rate spread (taxable equivalent basis)	2.99%	3.00%	3.00%	2.94%	2.84%
Net interest margin (taxable equivalent basis)	3.22%	3.22%	3.21%	3.16%	3.05%

	At December 31, 2011
	Amortized	Unrealized	Unrealized	Fair
(Dollars in thousands)	Cost (1)	Gains	Losses	Value
Securities Available for Sale:
Obligations of U.S. government-sponsored enterprises	$29,429	$3,404	$—	$32,833
Mortgage-backed securities issued by U.S. government agencies and U.S. government-sponsored enterprises	369,946	19,712	—	389,658
States and political subdivisions	74,040	5,453	—	79,493
Trust preferred securities:
Individual name issuers	30,639	—	(8,243)	22,396
Collateralized debt obligations	4,256	—	(3,369)	887
Corporate bonds	13,872	813	(403)	14,282
Common stocks	—	—	—	—
Perpetual preferred stocks	1,854	—	(150)	1,704
Total securities available for sale	524,036	29,382	(12,165)	541,253
Held to Maturity:
Mortgage-backed securities issued by U.S. government agencies and U.S. government-sponsored enterprises	52,139	360	—	52,499
Total securities held to maturity	52,139	360	—	52,499
Total securities	$576,175	$29,742	($12,165)	$593,752

(1)	Net of other-than-temporary impairment losses recognized in earnings.

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

		Period End Balances At
(Dollars in thousands)		Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010
Loans:
Commercial:	Mortgages	$624,813	$573,355	$562,976	$551,069	$518,623
	Construction & development	10,955	18,518	19,448	34,615	47,335
	Other	488,860	478,652	491,071	470,704	461,107
	Total commercial	1,124,628	1,070,525	1,073,495	1,056,388	1,027,065
Residential real estate:	Mortgages	678,582	674,242	644,210	636,916	634,739
	Homeowner construction	21,832	17,226	14,137	12,241	10,281
	Total residential real estate	700,414	691,468	658,347	649,157	645,020
Consumer:	Home equity lines	223,430	222,886	223,284	221,003	218,288
	Home equity loans	43,121	45,354	46,797	48,337	50,624
	Other	55,566	57,526	55,229	54,752	54,641
	Total consumer	322,117	325,766	325,310	324,092	323,553
	Total loans	$2,147,159	$2,087,759	$2,057,152	$2,029,637	$1,995,638

	At December 31, 2011
(Dollars in thousands)	Balance	% of Total
Commercial Real Estate Loans by Property Location:
Rhode Island, Connecticut, Massachusetts	$589,083	92.7%
New York, New Jersey, Pennsylvania	33,317	5.2%
New Hampshire	11,668	1.8%
Other	1,700	0.3%
Total commercial real estate loans (1)	$635,768	100.0%

(1) Commercial real estate loans consist of commercial mortgages and construction and development loans. Commercial mortgages are loans secured by income producing property.

	At December 31, 2011
(Dollars in thousands)	Balance	% of Total
Residential Mortgages by Property Location:
Rhode Island, Connecticut, Massachusetts	$675,935	96.5%
New York, Virginia, New Jersey, Maryland, Pennsylvania, District of Columbia	11,499	1.6%
Ohio	5,665	0.8%
California, Washington, Oregon	1,881	0.3%
Colorado, New Mexico	1,079	0.2%
Georgia	1,118	0.2%
New Hampshire	2,767	0.4%
Wyoming	470	—%
Total residential mortgages	$700,414	100.0%

	Period End Balances At
(Dollars in thousands)	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010
Deposits:
Demand deposits	$339,809	$319,203	$261,016	$274,798	$228,437
NOW accounts	257,031	242,372	236,162	228,502	241,974
Money market accounts	406,777	374,324	355,096	387,923	396,455
Savings accounts	243,904	239,356	227,014	223,599	220,888
Time deposits	878,794	910,895	916,755	934,024	948,576
Total deposits	$2,126,315	$2,086,150	$1,996,043	$2,048,846	$2,036,330

Out-of-market brokered certificates of deposits
included in time deposits	$90,073	$85,250	$85,659	$51,778	$52,347
In-market deposits, excluding out of market
brokered certificates of deposit	$2,036,242	$2,000,900	$1,910,384	$1,997,068	$1,983,983

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

	Period End Balances At
(Dollars in thousands)	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010
Asset Quality Data:
Nonperforming Assets:
Commercial mortgages	$5,709	$6,367	$7,476	$6,068	$6,624
Commercial construction and development	—	—	—	—	—
Other commercial	3,708	2,745	3,152	4,445	5,259
Residential real estate mortgages	10,614	11,352	9,570	8,265	6,414
Consumer	1,206	1,126	780	601	213
Total nonaccrual loans	$21,237	$21,590	$20,978	$19,379	$18,510
Nonaccrual investment securities	887	796	934	752	806
Property acquired through foreclosure or repossession	2,647	2,201	2,189	2,163	3,644
Total nonperforming assets	$24,771	$24,587	$24,101	$22,294	$22,960

Total past due loans to total loans	1.22%	1.05%	1.19%	1.34%	1.27%
Nonperforming assets to total assets	0.81%	0.83%	0.82%	0.77%	0.79%
Nonaccrual loans to total loans	0.99%	1.03%	1.02%	0.95%	0.93%
Allowance for loan losses to nonaccrual loans	140.33%	137.29%	139.92%	150.21%	154.42%
Allowance for loan losses to total loans	1.39%	1.42%	1.43%	1.43%	1.43%

Troubled Debt Restructured Loans:
Accruing troubled debt restructured loans
Commercial mortgages	$6,389	$5,861	$6,552	$10,071	$11,736
Other commercial	6,625	4,059	4,026	4,554	4,594
Residential real estate mortgages	1,481	1,158	2,279	2,724	2,863
Consumer	171	174	317	417	509
Accruing troubled debt restructured loans	14,666	11,252	13,174	17,766	19,702
Nonaccrual troubled debt restructured loans
Commercial mortgages	91	1,209	2,555	826	1,302
Other commercial	2,154	292	455	526	431
Residential real estate mortgages	2,615	2,686	2,303	1,785	948
Consumer	106	129	131	199	41
Nonaccrual troubled debt restructured loans	4,966	4,316	5,444	3,336	2,722
Total troubled debt restructured loans	$19,632	$15,568	$18,618	$21,102	$22,424

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

	Period End Balances At
(Dollars in thousands)	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010
Past Due Loans:
Loans 30-59 Days Past Due
Commercial mortgages	$1,621	$874	$1,507	$3,223	$2,185
Other commercial loans	3,760	1,629	1,783	2,474	1,862
Residential real estate mortgages	3,969	2,145	3,355	2,986	3,073
Consumer loans	1,073	1,100	1,979	1,735	2,005
Loans 30-59 days past due	$10,423	$5,748	$8,624	$10,418	$9,125

Loans 60-89 Days Past Due
Commercial mortgages	$315	$328	$1,013	$1,626	$514
Other commercial loans	982	103	80	315	953
Residential real estate mortgages	1,505	206	992	1,345	1,477
Consumer loans	263	420	120	335	448
Loans 60-89 days past due	$3,065	$1,057	$2,205	$3,621	$3,392

Loans 90 Days or more Past Due
Commercial mortgages	$4,995	$5,510	$5,553	$5,242	$5,322
Other commercial loans	633	1,209	1,378	2,524	3,376
Residential real estate mortgages	6,283	7,826	6,549	5,165	4,041
Consumer loans	874	649	245	317	11
Loans 90 days or more past due	$12,785	$15,194	$13,725	$13,248	$12,750

Total Past Due Loans
Commercial mortgages	$6,931	$6,712	$8,073	$10,091	$8,021
Other commercial loans	5,375	2,941	3,241	5,313	6,191
Residential real estate mortgages	11,757	10,177	10,896	9,496	8,591
Consumer loans	2,210	2,169	2,344	2,387	2,464
Total past due loans	$26,273	$21,999	$24,554	$27,287	$25,267

Nonaccrual loans included in past due loans	$17,588	$16,585	$16,705	$16,456	$14,894

	For the Quarters Ended
(Dollars in thousands)	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010
Allowance for Loan Losses:
Balance at beginning of period	$29,641	$29,353	$29,109	$28,583	$28,165
Provision charged to earnings	1,000	1,000	1,200	1,500	1,500
Charge-offs	(920)	(818)	(1,044)	(1,052)	(1,396)
Recoveries	81	106	88	78	314
Balance at end of period	$29,802	$29,641	$29,353	$29,109	$28,583

Net Loan Charge-Offs (Recoveries):
Commercial mortgages	$249	$249	$122	$333	$226
Other commercial	39	286	541	508	695
Residential real estate mortgages	273	100	146	118	(99)
Consumer	278	77	147	15	260
Total	$839	$712	$956	$974	$1,082

The following tables present average balance and interest rate information. Tax-exempt income is converted to a fully taxable equivalent basis using the statutory federal income tax rate adjusted for applicable state income taxes, net of the related federal tax benefit. For dividends on corporate stocks, the 70% federal dividends received deduction is also used in the calculation of tax equivalency. Unrealized gains (losses) on available for sale securities are excluded from the average balance and yield calculations. Nonaccrual and renegotiated loans, as well as interest earned on these loans (to the extent recognized in the Consolidated Statements of Income) are included in amounts presented for loans.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)

Three months ended December 31,	2011			2010
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Commercial and other loans	$1,082,834	$14,159	5.19%	$1,044,263	$13,741	5.22%
Residential real estate loans, including mortgage loans held for sale	717,250	8,065	4.46%	661,108	7,936	4.76%
Consumer loans	323,339	3,155	3.87%	324,703	3,239	3.96%
Total loans	2,123,423	25,379	4.74%	2,030,074	24,916	4.87%
Cash, federal funds sold and other short-term investments	35,429	17	0.19%	49,381	26	0.21%
FHLBB stock	42,008	32	0.30%	42,008	—	—%

Taxable debt securities	490,589	4,422	3.58%	492,684	4,709	3.79%
Nontaxable debt securities	75,352	1,105	5.82%	79,457	1,154	5.76%
Corporate stocks	2,291	34	5.89%	2,512	47	7.42%
Total securities	568,232	5,561	3.88%	574,653	5,910	4.08%
Total interest-earning assets	2,769,092	30,989	4.44%	2,696,116	30,852	4.54%
Non interest-earning assets	214,556			216,654
Total assets	$2,983,648			$2,912,770
Liabilities and Shareholders' Equity:
NOW accounts	$243,241	$63	0.10%	$245,857	$74	0.12%
Money market accounts	402,652	245	0.24%	414,425	357	0.34%
Savings accounts	239,110	70	0.12%	211,513	72	0.14%
Time deposits	897,535	3,274	1.45%	951,545	3,962	1.65%
FHLBB advances	484,537	4,202	3.44%	479,703	4,993	4.13%
Junior subordinated debentures	32,991	393	4.73%	32,991	428	5.15%
Other	21,194	245	4.59%	21,965	245	4.43%
Total interest-bearing liabilities	2,321,260	8,492	1.45%	2,357,999	10,131	1.70%
Demand deposits	330,027			239,100
Other liabilities	46,654			46,101
Shareholders' equity	285,707			269,570
Total liabilities and shareholders' equity	$2,983,648			$2,912,770
Net interest income (FTE)		$22,497			$20,721

Interest rate spread			2.99%			2.84%
Net interest margin			3.22%			3.05%

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

(Dollars in thousands)

Three months ended December 31,	2011	2010
Commercial and other loans	$95	$70
Nontaxable debt securities	376	385
Corporate stocks	11	13
Total	$482	$468

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)

Years ended December 31,	2011			2010
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Commercial and other loans	$1,063,322	$55,592	5.23%	$1,019,304	$53,628	5.26%
Residential real estate loans, including mortgage loans held for sale	678,697	31,447	4.63%	634,735	31,609	4.98%
Consumer loans	324,002	12,649	3.90%	327,770	13,062	3.99%
Total loans	2,066,021	99,688	4.83%	1,981,809	98,299	4.96%
Cash, federal funds sold and other short-term investments	35,625	69	0.19%	41,407	85	0.21%
FHLBB stock	42,008	124	0.30%	42,008	—	—%

Taxable debt securities	489,210	18,704	3.82%	553,531	21,824	3.94%
Nontaxable debt securities	77,634	4,555	5.87%	79,491	4,618	5.81%
Corporate stocks	2,456	177	7.21%	3,595	274	7.62%
Total securities	569,300	23,436	4.12%	636,617	26,716	4.20%
Total interest-earning assets	2,712,954	123,317	4.55%	2,701,841	125,100	4.63%
Non interest-earning assets	214,214			213,644
Total assets	$2,927,168			$2,915,485
Liabilities and Shareholders' Equity:
NOW accounts	$232,545	$242	0.10%	$220,875	$268	0.12%
Money market accounts	392,002	1,051	0.27%	403,489	1,918	0.48%
Savings accounts	229,180	286	0.12%	205,767	318	0.15%
Time deposits	925,064	14,113	1.53%	955,222	17,808	1.86%
FHLBB advances	492,714	18,158	3.69%	547,974	22,786	4.16%
Junior subordinated debentures	32,991	1,568	4.75%	32,991	1,989	6.03%
Other	21,891	973	4.44%	21,321	976	4.58%
Total interest-bearing liabilities	2,326,387	36,391	1.56%	2,387,639	46,063	1.93%
Demand deposits	278,120			221,350
Other liabilities	42,554			41,804
Shareholders' equity	280,107			264,692
Total liabilities and shareholders' equity	$2,927,168			$2,915,485
Net interest income (FTE)		$86,926			$79,037

Interest rate spread			2.99%			2.70%
Net interest margin			3.20%			2.93%

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

(Dollars in thousands)

Years ended December 31,	2011	2010
Commercial and other loans	$369	$229
Nontaxable debt securities	1,553	1,541
Corporate stocks	49	76
Total	$1,971	$1,846

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION - Non-GAAP Financial Measures (unaudited)

	At or for the Quarters Ended
(Dollars in thousands, except per share amounts)	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010
Calculation of Tangible Book Value per Share:
Total shareholders' equity at end of period	$281,351	$285,494	$281,425	$273,885	$268,864
Less:
Goodwill	58,114	58,114	58,114	58,114	58,114
Identifiable intangible assets, net	6,901	7,147	7,377	7,614	7,852
Total tangible shareholders' equity at end of period	$216,336	$220,233	$215,934	$208,157	$202,898

Shares outstanding at end of period	16,292.5	16,279.5	16,266.5	16,233.6	16,171.6

Book value per share - GAAP	$17.27	$17.54	$17.30	$16.87	$16.63
Tangible book value per share - Non-GAAP	$13.28	$13.53	$13.27	$12.82	$12.55

Calculation of Tangible Equity to Tangible Assets:
Total tangible shareholders' equity at end of period	$216,336	$220,233	$215,934	$208,157	$202,898

Total assets at end of period	$3,064,098	$2,969,613	$2,936,306	$2,892,272	$2,909,525
Less:
Goodwill	58,114	58,114	58,114	58,114	58,114
Identifiable intangible assets, net	6,901	7,147	7,377	7,614	7,852
Total tangible assets at end of period	$2,999,083	$2,904,352	$2,870,815	$2,826,544	$2,843,559

Equity to assets - GAAP	9.18%	9.61%	9.58%	9.47%	9.24%
Tangible equity to tangible assets - Non-GAAP	7.21%	7.58%	7.52%	7.36%	7.14%

Calculation of Return on Average Tangible Assets:
Net income	$7,777	$7,582	$7,564	$6,800	$7,211

Total average assets	$2,983,648	$2,935,146	$2,904,086	$2,884,618	$2,912,770
Less:
Average goodwill	58,114	58,114	58,114	58,114	58,114
Average identifiable intangible assets, net	7,025	7,257	7,493	7,730	7,967
Total average tangible assets	$2,918,509	$2,869,775	$2,838,479	$2,818,774	$2,846,689

Return on average assets - GAAP	1.04%	1.03%	1.04%	0.94%	0.99%
Return on average tangible assets - Non-GAAP	1.07%	1.06%	1.07%	0.96%	1.01%

Calculation of Return on Average Tangible Equity:
Net income	$7,777	$7,582	$7,564	$6,800	$7,211

Total average shareholders' equity	$285,707	$284,244	$279,281	$270,991	$269,570
Less:
Average goodwill	58,114	58,114	58,114	58,114	58,114
Average identifiable intangible assets, net	7,025	7,257	7,493	7,730	7,967
Total average tangible shareholders' equity	$220,568	$218,873	$213,674	$205,147	$203,489

Return on average shareholders' equity - GAAP	10.89%	10.67%	10.83%	10.04%	10.70%
Return on average tangible shareholders' equity - Non-GAAP	14.10%	13.86%	14.16%	13.26%	14.17%

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION - Non-GAAP Financial Measures (unaudited)

	Years Ended
(Dollars in thousands)	Dec 31, 2011	Dec 31, 2010
Calculation of return on average tangible assets:
Net income	$29,724	$24,051

Total average assets	$2,927,168	$2,915,485
Less:
Average goodwill	58,114	58,114
Average identifiable intangible assets, net	7,374	8,368
Total average tangible assets	$2,861,680	$2,849,003

Return on average assets - GAAP	1.02%	0.82%
Return on average tangible assets - Non-GAAP	1.04%	0.84%

Calculation of return on average tangible equity:
Net income	$29,724	$24,051

Total average shareholders' equity	$280,107	$264,692
Less:
Average goodwill	58,114	58,114
Average identifiable intangible assets, net	7,374	8,368
Total average tangible shareholders' equity	$214,619	$198,210

Return on average shareholders' equity - GAAP	10.61%	9.09%
Return on average tangible shareholders' equity - Non-GAAP	13.85%	12.13%